SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (“SPA”) is entered into as of the 7th day of February, 2012, by and among Iron Eagle Group, Inc., a Delaware corporation (“Iron Eagle”), Tru-Val Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Iron Eagle (“TVG”), Tru-Val Electric Corp., a New York domestic corporation (“Company”), and Christopher Totaro, a New Jersey resident (“Seller”). Iron Eagle and TVG are collectively referred to as “Buyer”). Seller is the sole owner of all of the shares (“Shares”) of the Company. Seller and Buyer are sometimes hereinafter referred to collectively as “Parties”.

R   E   C   I   T   A   L   S   :

WHEREAS, Seller owns 100% of the Shares in the Company; and

WHEREAS, Company is an electrical contractor serving the northeast United States with offices in New Jersey and New York; and

WHEREAS, Seller is desirous of selling all of his Shares in the Company; and

WHEREAS, Buyer desires to purchase all of the Seller’s right, title and interest in and to the Shares upon the terms and conditions set forth in this SPA (“Transaction”).

W   I   T   N   E   S   S   E   T   H   :

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01

Definitions. As used in this SPA, terms defined in the preamble and recitals of this SPA shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

“Affiliate” shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, whether by virtue of equity ownership, common management, contract or otherwise; where “control” and its derivatives mean the legal right or practical ability to direct or materially influence the management, financial or operational decisions or actions of such Person.

“Business” shall mean the electrical contracting business of the Company in the northeast United States.

“Closing” shall mean the final closing of the Transaction, and shall occur on the earlier to occur of (i) the Tru-Val Funding, as defined in Section 1.03 of the Preferred Equity Agreement, and (ii) a date set by mutual agreement of the Seller and the Buyer.

“Closing Date” shall mean on or about January 30, 2012, and shall be subject to mutual agreement of the Seller and the Buyer.

“Code” shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same from time to time have been amended.

“Company’s Accountants” shall mean Zerah & Company, 3601 Hempstead Turnpike, Levittown, NY 11756.

“Competitive Business” has the meaning set forth in Section 6.07.

“Consent” shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

“Contract” shall mean any legally enforceable contract, lease, agreement, license, arrangement, commitment or understanding, oral or written, to which Buyer or Company is a party or by which it or any of its properties or assets may be bound or affected.

“EBITDA” shall mean,  with respect to any twelve (12) month period, the calculation of net earnings of Buyer (“Calculation”) before taking into account the payment of interest,  income taxes, depreciation and amortization for such period determined in accordance with GAAP, applied on a consistent basis, but shall exclude overhead or expenses of any Affiliate of Buyer, unless such Affiliate is providing services or goods to the Buyer needed or necessary for the business of Buyer, and then only if such amounts are commercially reasonable and not in excess of the costs Buyer could obtain from non-Affiliated third parties. All payments to executive officers and directors or managers of the Company shall be commercially reasonable and not materially greater than those paid by the Company immediately prior to the Closing.

“Employment Agreements” shall mean the employment agreements between Buyer and Executives of the Company.

“Environmental Law” shall mean any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground-water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety; or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal, of Hazardous Substances. Environmental Laws include, but are not limited to (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended; and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose Liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance, as defined herein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended.

“Debt Difference” has the meaning set forth in Section 2.03.

“Executives” shall mean Christopher Totaro and Thomas Heim.

“Final Debt Statement” has the meaning set forth in Section 2.03.

“Financial Statements” shall mean the financial statements of Company as of December 31, 2008, December 31, 2009, December 31, 2010, and June 30, 2011, and are attached hereto as Schedule 4.04.

“Future Contingency Payment(s)” shall have the meaning set forth in Section 2.02(b) of this SPA.

“Future Contingent Payment Certificate(s)” shall have the meaning set forth in Section 2.02(b) of this SPA.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

“Governmental Authority” shall mean any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality.

“Hazardous Substance” shall mean any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

“Instrument” shall mean any written Contract, deed, assignment, document of title, note, power of attorney, obligation or other document.

“Intellectual Property” shall mean all trademarks, service marks, trade names, brands, patents and copyrights relating to or used in the Business, all registrations and applications for registration for such trademarks, copyrights, and patents, processes and designs, and other rights with respect to the foregoing owned or licensed by the Company.

“Knowledge” shall mean (a) with respect to Company, a fact or information actually known or which should be known by Seller or Executives by using reasonable prudence in determining such fact or information; and (b) with respect to Buyer, a fact or information actually known or which should be known by the Chief Executive Officer, Chief Financial Officer or any vice-president or board member of Buyer by using reasonable prudence in determining such fact or information.

“Laws” shall mean (i) all federal, state, local and foreign laws, rules and regulations;    (ii) all Orders; and (iii) all Permits.

“Liabilities” shall mean all debts, duties, liabilities, Contracts, commitments, taxes and other obligations of every kind and character of Company, whether accrued, absolute, contingent or otherwise and whether due or to become due.

“Lien” shall mean any mortgage, pledge, option, escrow, hypothecation, lien, security interest, equitable interest, financing statement, lease, charge, encumbrance, easement, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others, whether arising by Contract, operation of Law or otherwise; provided, however, Lien shall not include (i) statutory liens for Taxes to the extent that payment thereof is not in the arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions.

“Losses” has the meaning set forth in Section 6.02.

“Material” shall mean to have a Material Adverse Effect on the Company or the Business.

“Material Adverse Effect” means a material adverse effect on the financial condition of the Company or operations of the Business.

“Shares” shall mean all of the issued and outstanding shares of the Company, including all rights of the Seller to profits, losses, distributions, voting and other rights.

“Order” shall mean any judgment, award, order, writ, injunction or decree issued by any federal, state, local or foreign authority, court, tribunal, agency, or other Governmental Authority, or by any arbitrator, to which Company or its assets are subject, or to which Buyer or its assets are subject, as the case may be.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Permits” shall mean all permits, licenses, approvals, franchises, notices, authorizations and similar filings, federal, state, local or foreign, necessary (a) to carry on the Business by, or on behalf of, or for the benefit of, Company or Buyer (as the case may be) as currently conducted by, or on behalf of, or for the benefit of, Company or Buyer (as the case may be), including, without limitation, any and all prequalification authorizations of the Company currently issued and outstanding with any and all Governmental Authorities, or (b) to own, operate or lease the properties and assets owned, operated or leased by, or on behalf of, or for the benefit of, any such Person, or to consummate the Transaction.

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, and limited partnership, trust, unincorporated organization, Governmental Authority or other entity.

“Preferred Equity” shall have the meaning set forth in Section 2.02(a) of this SPA.

“Proceeding” shall mean any action, suit, claim, investigation, review or other action, at law or in equity, before any Federal, state, municipal or other Governmental Authority.

“SPA” shall mean this share purchase agreement, including all Schedules and Exhibits attached hereto, as the same may from time to time be amended according to the terms hereof.

“Scheduled EBITDA” shall mean GAAP EBITDA with respect to each of the twelve (12) month periods set forth below:

Period Ending

EBITDA

December 31, 2011

$2,500,000

December 31, 2012

$3,000,000

December 31, 2013

$3,500,000

December 31, 2014

$4,000,000

“Seller” shall mean Christopher Totaro, a New Jersey resident.

“Signing Date” shall mean the date of this SPA.

“Tax” or “Taxes” shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Territory” has the meaning set forth in Section 6.07.

“Working Capital” shall mean, as of any particular date, the excess of Company’s current assets over the Company’s current liabilities, determined in accordance with GAAP as of the Closing Date.

1.02

Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “herein”, “hereof”, “hereto” and other words of similar import refer to this SPA as a whole and not to any particular article, section or other subdivision; and (g) any gender used in this SPA shall be deemed to include the neuter, masculine and feminine gender. The Parties have participated jointly in the negotiation and drafting of this SPA. In the event an ambiguity or question of intent or interpretation arises, this SPA shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this SPA. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

ARTICLE II

PURCHASE OF SHARES

2.01

Purchase of Shares. Upon the terms and subject to the conditions of this SPA, at the Closing (i) Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Seller, all of the Shares for the Purchase Price as set forth in Section 2.02 of this Agreement.

2.02

Purchase Price. The aggregate purchase price to be paid by Buyer for the Shares shall consist of (i) the assumption of debt described in Section 2.02(a) hereof; (ii) equity to Seller in the form of common shares of Iron Eagle described in Section 2.02(b) hereof, and (iii) the preferred equity described in Section 2.02(c) hereof, subject to the adjustment set forth in Section 2.03 hereof:

(a)

Assumption of Debt. At Closing, Buyer shall assume all debt and liabilities of the Company (hereinafter collectively referred to as the “Assumed Company Debt”). The exact amounts of the Assumed Company Debt are listed in Schedule 2.02(a).

(b)

Equity to Seller. At Closing, Iron Eagle shall issue restricted shares of common stock in Iron Eagle to Seller, or Seller’s designee, such that Seller, or said designee, shall own forty percent (40%) of the total issued and outstanding stock of Iron Eagle (hereinafter, the “Seller’s IE Common Shares”).  At Closing, the Seller’s IE Common Shares shall be subject to the following restrictions:

(i)

Fifty percent (50%) of Seller’s IE Common Shares may not be sold to a third party purchaser for value for a period of twelve (12) months following the anniversary of the Closing Date; and

(ii)

The remaining fifty (50%) percent of the Seller’s IE Common Shares may not be sold to a third party purchaser for value for a period of twenty-four (24) months following the anniversary of the Closing Date.

(a)

Preferred Equity. In addition to the Seller’s IE Common Shares, at Closing, Iron Eagle shall issue to Seller, or Seller’s designee, preferred shares in Iron Eagle equal to One Million ($1,000,000.00) Dollars of such preferred shares as described in Schedule 2.02(c) (hereinafter, the “Seller’s IE Preferred Shares”).

2.03

Preferred Equity Adjustment. The “Debt Difference” shall be defined as Seven Million ($7,000,000.00) Dollars less the actual Assumed Company Debt, as set forth in the Final Debt Statement. The Preferred Equity shall be adjusted by the amount of the Debt Difference.  Example:  If the Closing is on January 20, 2012 and the actual Assumed Company Debt as of the Closing Date is $6,400,000.00, then the Debt Difference is $600,000.00 and the Preferred Equity will be increased by $600,000.00 to $1,600,000.00.  Notwithstanding anything contained herein to the contrary, at Closing, the Preferred Equity increase shall not be less than $1,000,000.00.

On the Closing Date, Seller shall deliver to Buyer a statement setting forth the estimated debts owned by the Company as of the Closing Date. Within thirty (30) days from the Closing Date, Seller shall deliver to Buyer a statement (“Final Debt Statement”) setting forth Company’s actual debt as of the Closing Date, certified by the chief operating officer, the chief financial officer of Company and the auditor of the Company. The Debt Statement shall be subject to review and approval by Buyer.  Seller shall provide Buyer or its designees with reasonable access to Company’s officers and auditors, as well as the work papers, books and records and all other materials used in the preparation of the Final Debt Statement.

2.04

Intentionally Omitted.

2.05

Intentionally Omitted.

2.06

Closing Deliverables.

(a)

Seller Deliverables. At the Closing, Seller shall deliver to Buyer:

(i)

Such Consents, estoppel certificates, Permits and other Instruments as Buyer may reasonably request to enable it to conduct the Business without interruption or disruption;

(ii)

Closing certificates, duly executed by Company, dated on the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying as to the fulfillment of the closing conditions set forth in Section 2.06(a) hereof;

(iii)

The Employment Agreement(s), duly executed by the Executives, dated on the Closing Date, in form and substance reasonably satisfactory to Buyer;

(iv)

An executed lease between Company and the landlord of each of the Company’s two (2) offices, in the form attached hereto as Exhibit A, relating to real estate located at (i) 205 South Newman Street, Hackensack, New Jersey 07601, and (ii) 2550 Park Avenue, Bronx, New York 10451 for a minimum term of four (4) years upon terms mutually agreed upon by the Company and said landlords;

(v)

Financials:

(a)

PCAOB GAAP certified Audited Financial Statements of the Company for Fiscal Years ending December 31, 2008, 2009 and 2010.

(b)

GAAP Reviewed financials of the Company for the nine (9) months ending September 30, 2011.

(i)

Consent to the transfers contemplated in this SPA by the surety on all bonds issued for pending construction projects of the Company;

(ii)

Consent of all secured creditors of the Company to the Transaction, including but not limited to Signature Bank;

(iii)

Certificate evidencing the Shares, endorsed in blank or with executed powers of assignment attached; and

(iv)

Opinion of Company’s Counsel dated on the Closing Date, substantially in the form attached hereto as Exhibit B hereto.

(b)

Buyer's Deliverables. At the Closing, Buyer shall deliver to Seller:

(i)

Seller’s IE Common Shares;

(ii)

Seller’s IE Preferred Shares;

(i)

Closing Certificate, duly executed by Buyer, dated on the Closing Date, substantially in form and substance reasonably satisfactory to Seller, certifying as to the fulfillment of the closing conditions set forth in Sections 3.01(a) and 3.01(b) hereof;

(ii)

Employment Agreement(s), duly executed by Buyer, dated on the Closing Date; and

(iii)

Opinion by Buyer’s Counsel dated the Closing Date, substantially in the form attached hereto as Exhibit C.

ARTICLE III

CLOSING CONDITIONS

3.01

Conditions Precedent to the Obligations of the Company.  All of the obligations of the Seller under this SPA are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

(a)

Buyer's Representations and Warranties. The representations and warranties of Buyer herein contained shall be true and accurate on and as of the Closing Date.

(b)

Other Agreements. On the Closing Date, the Employment Agreement(s) and such other Instruments reasonably necessary to carry out the Transaction shall have been duly executed and delivered by Buyer.

(c)

No litigation. No Proceeding shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and be pending, and no Proceeding shall have been threatened against Buyer (i) seeking to restrain, prevent or change the Transaction or questioning the validity or legality of the Transaction; or (ii) which if resolved adversely to any party would have a Material Adverse Effect.

(d)

Documentation. All matters and proceedings taken in connection with the Transaction as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to the Company and its counsel.

(e)

Waiver. Company may waive in writing any condition precedent contained herein and, upon the exercise of such right of waiver, the Transaction shall be consummated in accordance with the terms contained in this SPA as modified by said writing.

3.02

Conditions Precedent to the Obligations of Buyer.  All obligations of Buyer under this SPA are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a)

Company’s Representations and Warranties. The representations and warranties of the Company and of the Seller hereincontained shall be true on and as of the Closing Date.

(b)

Consents and Estoppel Certificates. Buyer shall have received evidence (or Company and Seller shall have covenanted to obtain), reasonably satisfactory to Buyer and its counsel, that all of the Consents disclosed in Schedule 4.14 hereto have been duly obtained together with estoppel certificates for all real property leases, and that all Permits and Consents necessary to the operation of the Business have been transferred to or issued to Buyer.

(c)

Other Agreements. On the Closing Date, the Employment Agreement(s) and all other Instruments necessary to complete the Transaction shall have been duly executed and delivered by Company and the parties thereto.

(d)

Satisfaction of Due Diligence. Buyer shall have satisfactorily completed all necessary due diligence of the Company.

(e)

No Litigation. No Proceeding shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and be pending, and no Proceeding shall have been threatened against Company (i) seeking to restrain, prevent or change the Transaction, or questioning the validity or legality of the Transaction; or (ii) which, if resolved adversely to such party, would have a Material Adverse Effect.

(f)

Documentation. All matters and proceedings taken in connection with the Transaction as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to the Buyer and its counsel.

(g)

Waiver. Buyer may waive in writing any condition precedent contained herein and, upon the exercise of such right of waiver, the Transaction shall be consummated in accordance with the terms contained in this SPA as modified by said writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF SELLER AND COMPANY

Seller hereby represents and warrants to Buyer that, to the best of Seller’s Knowledge, as to each and every statement made in the sections which follow:

4.01

Organization: Ownership, Existence, Authority and Good Standing.

(a)

Seller is a resident of the State of New Jersey and has full beneficial and legal ownership of the Shares. Seller has all of the requisite authority to convey all right, title and interest in the Shares to the Buyer and has all requisite legal right, power, authority and capacity to enter into this SPA and to perform all of his obligations hereunder. Seller has taken all necessary action to authorize the sale hereunder on the terms and conditions of this SPA and to authorize the execution, delivery and performance of this SPA. This SPA has been duly executed by Seller and constitutes a legal, valid and binding obligation enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)

Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company is wholly owned by Seller and has all requisite corporate and other power and authority and legal right to own, operate and lease its properties, and to carry on the Business as now being conducted. The jurisdictions in which Company is organized and qualified to do business are set forth in Schedule 4.01(b) hereto. Company's (i) chief executive office, (ii) principal place of business, and (iii) location at which it maintains all records relating to its accounts receivable and inventory is set forth in Schedule 4.01(b) hereto. All other locations where Company has offices or other places of business, maintains stocks of inventory, records, equipment or other assets are set forth in Schedule 4.01(b) hereto. During the past five (5) years, the only names by which Company has been known, or which Company has used for any identification purpose, are the names set forth in the preamble and definitions for this SPA.

(c)

A true and complete list of all of the officers, directors and employees of the Company is set forth in Schedule 4.01(c).

4.02

Capitalization. A copy of the certificate evidencing the Shares is set forth in Exhibit D. The Shares are owned by Seller free and clear of all Liens and encumbrances, subject to applicable securities laws. The Shares are duly and validly issued, fully paid and non-assessable. There are (i) no outstanding shares or other securities convertible into shares in the Company other than the Shares; (ii) no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted to any Person by Seller to purchase or otherwise acquire any shares or securities convertible into shares of the Company. Seller has delivered to Buyer complete and correct copies of the certificate of incorporation of the Company, any and all operating or shareholders’ agreements, record books and shares transfer records, as requested by Buyer, all of which include all amendments as of the date hereof and which are in full force and effect on the date hereof.

4.03

Subsidiaries and Affiliates. Company does not own, directly or indirectly, any capital stock, shares or equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than those set forth on Schedule 4.03.

4.04

Financial Statements.

The Financial Statements of the Company have been prepared in accordance with GAAP (except for the absence of footnotes and provision for normal year-end adjustments) applied on a basis consistent with that of the preceding year or period and fairly present the financial position of the Company as of the date thereof and the results of its operations for the year or period, as the case may be, then ended. A copy of the Financial Statements are attached at Schedule 4.04. The accounts receivable/retainage and other assets reflected in the Financial Statements as set out on Schedule 4.04, or thereafter acquired by the Company through the date hereof in the ordinary course of business, have been collected, or are collectible (subject to the Company’s reasonable reserve for bad debts).

4.05

Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements or as set forth in Schedule 4.04 hereto, the Company does not have, as of the date of such Financial Statements and as of the date hereof, any material Liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due other than liabilities that have arisen in the ordinary course of business. Except as set forth in Schedule 4.05 hereto, no basis exists for assertion against the Company as of the date of the Financial Statements, or as of the date hereof, of any material Liability of any nature not fully reflected or reserved against in the Financial Statements or otherwise set forth in a schedule to this SPA, or of any other Liability of any nature arising since the date of the Financial Statements, other than Liabilities which have been incurred in the ordinary course of business and which are not material (individually or in the aggregate) to the Business.

4.06

No Material Adverse Change.  Except as set forth in Schedule 4.06 hereto, since the date of the Financial Statements, there has not been any material adverse change in the financial or other condition or in the operations, business, properties or assets of the Company. For the purposes of this representation the term “material adverse change” shall mean (i) a change in the financial condition of the Company which has adversely affected or impaired or which does or which the Company can reasonably foresee may adversely affect or impair the ability of the Company to conduct the Business as heretofore conducted and as now proposed to be conducted; or (ii) any material damage, destruction or loss to any of the properties or assets of the Company, whether or not covered by insurance, which has adversely affected or impaired or which does or which the Company can reasonably foresee may adversely affect or impair the ability of the Company to conduct its Business as heretofore conducted and as now proposed to be conducted; or (iii) any labor dispute, strike, walkout or negotiation, or request for negotiation, for any representation or any labor contract; or (iv) any event or condition of any character which has materially and adversely affected or which does or which the Company can reasonably foresee may materially and adversely affect or impair the Business; or (v) any material adverse change in business prospects of the Company.

4.07

Tax Returns and Payments.  The Company has duly and timely filed all federal, state, local and foreign, Tax returns and reports required to be filed and has duly paid all Taxes  upon it or its properties, assets, income, franchises, licenses or sales. All such returns and reports are true, correct and complete. The charges, accruals and reserves shown in the Financial Statements in respect of Taxes, if any, for all fiscal periods to date are adequate, and nothing has occurred subsequent to the date of such Financial Statements which makes such charges, accruals or reserves inadequate. There are no material unpaid Taxes assessed or proposed by any Governmental Authority for additional Taxes for which the Company does not have adequate reserves for any fiscal year.  All monies required to be withheld by the Company from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective Governmental Authority or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Company. The Company has furnished to Buyer true and complete copies of the federal and state income Tax returns of the Company for the fiscal years ending December 31, 2008, 2009, and 2010.

4.08

Real Property Owned or Leased.  A list and legal description of any real property (together with any improvements thereon) leased to or by Company or in which Company has any interest, is set forth at Schedule 4.08 hereto. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of Company, except for such defaults, if any, which are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the Business of the Company. Neither Company nor the Seller has any Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in or submitted as a part of Schedule 4.08 hereto. Except as set forth in Schedule 4.14 hereto, the transfer of the Shares and the consummation of the Transaction contemplated by this SPA will in no way affect the continuation, validity and effectiveness of any such lease or require the Consent of any third party under any such lease. The Company has furnished to Buyer true and correct copies of all leases, deeds, title reports and legal descriptions of the real property referred to or set forth at Schedule 4.08 hereto.

4.09

Title to Assets.  Except as set forth in Schedule 4.09 hereto, the Company has good and marketable title to all of its properties and assets used in its Business or reflected in the Financial Statements, subject in each case to no Lien other than Liens listed on Schedule 4.09. The exceptions set forth in Schedule 4.09 hereto, if any, do not, severally or in the aggregate, have a material adverse effect on the Business of the Company. The Company has furnished to Buyer true and correct documentation relating to any Lien set forth in Schedule 4.09 hereto.

4.10 Condition of Property. The offices, structures and equipment of the Company are in good operating condition and repair, subject only to ordinary wear and tear, and the Company has no reason to believe that such offices, structures and equipment will not be in all material respects adequate for Buyer to operate the business being purchased pursuant to this SPA. The Company possesses adequate assets to conduct its business as heretofore conducted by it. The Schedules and Exhibits to this SPA contain a complete list of all assets used in the Business, and the Company does not own other property which is, or during the past three (3) years has been, used, or is or was intended for use, in the Business. The Shares are in all respects adequate to allow Buyer to operate and continue the Business without interruption or disruption and otherwise in accordance with all applicable Laws.

4.11

Insurance. A list and brief description of the Company's policies of casualty, fire, liability, title, workers' compensation, director and officer's life, director's and officer's liability, and other forms of insurance are set forth in Schedule 4.11 hereto.  All of the insurable properties of the Company are insured for its benefit, in amounts deemed adequate by its management, against all risks usually insured against by persons operating similar properties in the localities where such properties are located, under policies issued by insurers of recognized responsibility on which all premiums currently due have been paid. Except as set forth in Schedule 4.14 hereto, the consummation of the Transaction contemplated by this SPA (including any assignment of rights, or addition of loss payees or insureds that may be required in connection therewith) will in no way affect any such policy or require the Consent of any third party under any such policy. Neither the Company nor any the Seller have any Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any policy referred to in or submitted as a part of Schedule 4.11 hereto. The Company and the Seller have furnished to the Buyer true and complete copies of all insurance policies set forth in Schedule 4.11 hereto.

4.12

Intellectual Property. A list and brief description of all material items of the Company's Intellectual Property and Licenses, including, but not limited to the electrical licenses held by Company and Seller in each jurisdiction necessary to conduct the Business, is set forth in Schedule 4.12 hereto, excluding, inter alia, off the shelf software and other commercially available licensed Intellectual Property. Except as set forth in Schedule 4.12 hereto, the Company owns the entire, unencumbered right, title and interest to all such Intellectual Property indicated as owned by it, and, except as set forth in Schedule 4.12 hereto, no Contracts, Permits or other rights or licenses have been granted to others with respect to any of such Intellectual Properties.  Except as set forth in Schedule 4.12 hereto, the Company owns or possesses the right to use all the Intellectual Property necessary for the conduct of the Business as now conducted and as proposed to be conducted, without any known conflict with the rights of others, or any known use by others which conflicts in any respect with the rights of the Company.  The Company has not received any notice, and neither the Company nor the Seller have any Knowledge, of any claimed conflict with respect to any of the foregoing, nor are they aware of any claim or assertion that any of the foregoing Intellectual Properties are invalid or defective in any way, nor are they aware of any facts or prior act upon which such a claim or assertion could be based. Neither the Company nor the Seller has any Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Permit referred to in or submitted as a part of Schedule 4.12 hereto.  The Company and the Seller have provided Buyer complete access to copies of all Intellectual Property set forth in Schedule 4.12 hereto.

4.13

Litigation. Except as set forth in Schedule 4.13 hereto, there is no action, litigation, administrative proceeding, arbitration, Proceeding or governmental investigation affecting the Business, property, assets and business operations of the Company. None of the matters set forth in this Schedule 4.13 either severally or in the aggregate, materially and adversely affect the financial condition, business, property or  assets of the Company.  There are no investigations pending or threatened by any federal, state, local or foreign government or by any agency or instrumentality thereof, the effect of which would impair or affect the Business of the Company.

4.14

Governmental and Other Consents. Except as set forth in Schedule 4.14, no Consent or Permit is required by the Company or the Seller to complete the actions necessary to consummate the Transaction or take any action necessary to transfer the Shares to the Buyer. The Company and the Seller have, or prior to the Closing will have, furnished to Buyer true and complete copies of any such Consents or Permits which shall have been obtained. Consents for the assignment to the Buyer of all Contracts (except for contracts listed on Schedule 4.14) have been obtained. This list includes, but is not limited to NYC SCA, VENDEX, Mayor’s Office of Contract Services, and any other municipalities requiring consent. Consents for those contracts listed on Schedule 4.14 will be obtained in due course.

4.15

Law Compliance; Permits. Set forth in Schedule 4.15 hereto is a complete and accurate list of the following: (i) all Orders; and (ii) all Permits to which Company is a party or which is otherwise binding thereon.  The Company and each Affiliate has complied with and is not in default in any material respect under all Laws including, without limitation, all antitrust, trade, labor, non-discrimination, safety and health, zoning and building code, criminal and Environmental Laws, the violation of which could have a Material Adverse Effect.  All of the Orders and Permits set forth in Schedule 4.15 hereto are in full force and effect on the date hereof, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit or a default under such Order and no Proceeding looking to or contemplating the revocation or suspension or any such Permit or Order is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by Company under any Order or Permit set forth in Schedule 4.15 hereto. No default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Order or Permit referred to in or submitted as a part of Schedule 4.15 hereto. The sale of the Shares and the consummation of the Transaction will in no way affect the continuation, validity or effectiveness of the Orders and Permits set forth in Schedule 4.15 hereto or require the Consent of any third party under any such Order or Permit. Except as set forth in Schedule 4.15 hereto, Company is not required to be licensed by, or subject to the regulation of, any governmental or regulatory body by reason of the particular business conducted by Company. Company or Seller have furnished to Buyer true and complete copies of all Orders and Permits listed in Schedule 4.15 hereto. All Permits relating to Company's ability to conduct the Business in compliance with applicable Law are issued in the name of officers of the Company, which officers, to the best Knowledge of Company and Seller, have agreed to become officers of Buyer. Upon such officers becoming employed by Buyer, no Permit or other Consent will be required to operate the Business.

4.16

Compliance with Other Instruments. Subject to obtaining the Consents and Permits listed in Schedule 4.16 hereto, neither the execution and delivery of this SPA by the Company or the Seller, nor the consummation of the Transaction contemplated hereby will (i) conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation of the Company or shareholders’ agreement of the Company; or (ii) conflict with or result in any violation of or constitute a default under any Law, Instrument, Lien or Contract by which the Company or any Seller is, or its or their properties or assets are bound; or (iii) result in the creation or imposition of any Lien or give to any other Person any interest or right, including rights of acceleration, termination or cancellation in or with respect to, or otherwise affect, any of the properties, assets or business of the Company or the Seller.

4.17

Adverse Agreements. Neither the Company nor any Affiliate is a party to any Contract or subject to any charter or other corporate restriction or any Law which materially and adversely affects or, so far as Company now reasonably foresees, may in the future materially and adversely affect the Business of the Company or such Affiliate.

4.18

Additional Agreements, Contracts, and Instruments. Set forth in Schedule 4.18 hereto are complete and accurate lists of the following (other than the Instruments and Contracts set forth in Schedules 4.08, 4.11 or 4.12 hereto):

(a)

All leases, licensing agreements and franchise agreements to which the Company is a party or in which Company has an interest;

(b)

All bonus incentive compensation, profit-sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations, trust agreements of the Company in effect or under which any amounts remain unpaid on the date hereof or are to become effective after the date hereof;

(c)

All collective bargaining and other agreements and Contracts of the Company with any labor union or other representative of employees, including local agreements, amendments, supplements, and all material letters and memoranda of understanding of all kinds;

(d)

All employment and consulting Contracts not terminable at will without penalty to which Company is a party;

(e)

Each Contract defining the terms on which debts of or guarantees by the Company aggregating more than Ten Thousand ($10,000.00) Dollars have been or may be issued;

(f)

Any Contract limiting the Company's or the Seller's freedom to compete in any line of business or with any Person;

(g)

All Contracts of the Company, oral or written, in which any officer, director or Seller of the Company has any interest, direct or indirect;

(h)

All other Contracts of the Company, except for (i) Contracts which involve only the future payment of money to or by anyone Person in amounts less than One Hundred Thousand ($100,000.00) Dollars and which are not material, individually or in the aggregate, to the Business; and (ii) purchase orders and sales Contracts entered into in the ordinary course of Business and on terms which are comparable in all material respects to the purchase orders and sales Contracts described in Section 4.21 hereof;

(i)

All Contracts with lending institutions, including the line of credit with Signature Bank; and

(j)

All Contracts with surety(ies) of the Company relating to the issuance of construction bonds as described in Schedule 4.18 (j).

(k)

All Contracts with governmental and regulatory agencies as described in Schedule 4.18 (k), including, but not limited to NYC SCA, VENDEX, the Mayor’s Office of Construction Services, and any other municipalities requiring consent.

Except as set forth in Schedule 4.18 or Schedule 4.14 hereto, the sale of the Shares and the consummation of the Transaction contemplated by this SPA (including any assignment of Contract rights) will in no way affect the continuation, validity or effectiveness of any of the Contracts listed in Schedule 4.18 hereto, or require the Consent of any third party under any such Contract.  No default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, exists which would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Instrument referred to in or submitted as a part of Schedule 4.18 hereto.  The Company has delivered to the Buyer true and complete copies of each written Contract or Instrument referred to in Schedule 4.18 hereto, and true and complete written descriptions of each oral Contract referred to in Schedule 4.18 hereto.

4.19

ERISA.

(a)

Set forth in Schedule 4.19 is a copy of the Company 401 (k) Plan (“Company 401K Plan”) for nonunion employees which represents the only retirement plan of the Seller as such term is defined in § 3(2) of ERISA maintained by the Company and to which the Company contributes.

(b)

The Company is and has at all times been in compliance in all material respects with all applicable provisions of ERISA and other Laws relating to the Company 401K Plan. No event has occurred or is threatened or about to occur which would constitute a reportable event within the meaning of §4043(b) of ERISA, or which would constitute grounds for the appointment by the appropriate United States district court of a trustee to administer the Company 401K Plan or any employee pension benefit plan maintained by Company or to which Company contributes, and no notice of termination has been filed by the plan administrator pursuant to §4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to §4042 of ERISA with respect to any employee pension benefit plan maintained by the Company or to which the Company contributes. None of the employee pension benefit plans listed in Schedule 4.19 nor any of the trusts thereunder has incurred an “accumulated funding deficiency” as such term is defined in § 302(a) of ERISA (whether or not waived), since the effective date of ERISA, and no such employee pension benefit plan has incurred any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA. The Company has delivered to the Buyer true and complete copies of (i) the plan documents for each of the employee pension benefit plans set forth on Schedule 4.19;   (ii) the names and addresses of all trustees for each such employee pension benefit plan; (iii) the most recent actuarial reports for all defined benefit pension plans, Annual Report Form 5500 or Form 5500-R; (iv) the most recent Internal Revenue Service determination letters; and (v) computations of withdrawal liability for each such employee pension benefit plan which is a multiemployer plan. Such actuarial reports correctly set forth the funding status of such employee pension benefit plans as of their respective dates based on the actuarial assumptions described therein. The Company has made all contributions required to be made to each employee pension benefit plan described in Schedule 4.19 under the terms of the plan and applicable Law. No prohibited transaction (as defined in § 4975 of the Code) has occurred with respect to any employee pension benefit plan listed in Schedule 4.19.

4.20

Environmental Matters. Except as disclosed in Schedule 4.20 hereto:

(a)

The Company and each Affiliate has conducted its business in compliance with all applicable Environmental Laws, including having all Permits necessary under applicable Environmental Laws for the operation of its business as presently conducted;

(b)

None of the real properties owned or leased by the Company or any Affiliate contain any Hazardous Substance in amounts exceeding the levels permitted by Environmental Laws;

(c)

Neither the Company nor any of the Affiliates have received any notices, demand letters or requests for information from any Governmental Authority or third party indicating that the Company or any of the Affiliates may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business;

(d)

There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or Proceedings pending or threatened against the Company or any Affiliate relating to any violation, or alleged violation, of any applicable Environmental Law;

(e)

No reports have been filed, or are required to be filed, by the Company or any Affiliate concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law;

(f)

No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any real properties owned or leased by the Company or any Affiliate;

(g)

There have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or any Affiliate which have not been delivered to Buyer prior to the date hereof;

(h)

There are no underground storage tanks on, in or under any real properties owned or leased by the Company or any Affiliate and no underground storage tanks have been closed or removed by the Company or any Affiliate from any of such properties;

(i)

There is no asbestos or asbestos-containing material present in any of the assets owned or leased by the Company or any Affiliate, and no asbestos has been removed by the Company or any Affiliate from any of such properties;

(j)

Neither Company, nor any Affiliates, nor any of their properties are subject to any material Liabilities or expenditures (fixed or contingent) relating to any suit, settlement, Law or claim asserted or arising under any Environmental Law.

4.21

Customers and Suppliers. Set forth in Schedule 4.21 hereto is (i) a list of names and addresses of the ten (10) largest customers and the ten (10) largest suppliers (measured by dollar volume of purchases or sales, as the case may be) of the Company, and the percentage of the Company’s Business which each such customer or supplier represents or represented during each of the fiscal years 2008 through 2011; (ii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in Schedule 4.18 hereto) between the Company and each person which manufactures any of the Company's products; (iii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in Schedule 4.18 hereto) between the Company and each of the Company's sales representatives; Except as set forth in Schedule 4.18 hereto, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers listed in Schedule 4.21 hereto, or whose purchases individually or in the aggregate are material to the operations of the Business of the Company, or with any supplier or group or suppliers, listed in Schedule 4.21 hereto, or whose sales individually or in the aggregate are material to the operations of the Business of the Company, and there exists no present condition or state of facts or circumstances known to the Company and the Seller involving customers, suppliers or sales representatives which the Company and the Seller can now reasonably foresee would materially adversely affect the Business of the Company or prevent the Buyer from conducting the Business of the Company after the consummation of the Transaction in essentially the same manner in which it has heretofore been conducted by the Company. Neither the Company, nor the Seller, nor any officer, director, or employee of the Company is a party to any Contract or arrangement that:

(a)

involves the purchase or sale of goods or services by the Company and provides for payment of any money, or transfer of any property for such goods or services to any Person other than the Company, the supplier or customer purchasing or selling such goods or services, as the case may be, (including, without limitation, any payment or other transfers of property to an officer, director, Seller, or employee of the Company);

(b)

requires payment by the Company for goods whether or not such goods are delivered;

(c)

restricts the geographical area in which, or the customers to whom, the Company transact Business;

(d)

restricts the price at which goods or services may be sold by the Company;

(e)

provides for the Company’s participation in any program of promotional allowances, cooperative advertising or discounts (whether as the party providing or receiving such allowance or discount);

(f)

conditions the purchase or sale of one (1) product or service on the purchase or sale of another product or service; or

(g)

provides that any payment required to be made to the Company for goods or services sold by the Company to any Person is subordinated in right of payment to any indebtedness or obligations of such Person or any other Person; or

(h)

involves a requirements contract relating to the purchase or sale of inventory, finished goods or other property used in the conduct of the Business.

4.22

Other Assets. Set forth in Schedule 4.22 hereto is (i) a list and brief description of Equipment (as defined in the Uniform Commercial Code) owned or leased by the Company on the Closing Date material to the operation of the Business; (ii) reports showing the Accounts (as defined in the Uniform Commercial Code) and aging thereof of the Company as of the Closing Date; and (iii) a list and brief description of all motor vehicles owned by the Company. Except as disclosed in the Schedules, no amounts payable in connection with any of the Accounts are evidenced by promissory notes or other Instruments.

4.23

Brokers. All negotiations relative to this SPA and the Transaction have been carried on by the Company without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

4.24

Transactions Out of Ordinary Course of Business. From the date of the Financial Statement, the Company has not entered into any transaction out of the ordinary course of business.

4.25

Maintenance of Properties. From the date of the Financial Statement, the Company has maintained all of its properties in customary repair, order and condition (taking into consideration the age and condition thereof), reasonable wear and tear excepted, and has maintained insurance on all properties and with respect to the conduct of its Business, in such amounts and of such kinds usual and customary for a business of this kind.

4.26

Maintenance of Books. The Company has maintained its books, accounts and records in a manner and on a basis consistent with prior years.

4.27

Certain Prohibited Transactions. Except as set forth on Schedule 4.27 hereof, from the date of the Financial Statements, the Company has not (i) entered into any Contract to merge or consolidate with any other corporation; (ii) changed the character of its Business, or sold, transferred or otherwise disposed of any assets other than in the ordinary course of business;   (iii) entered into any new compensation or benefit Contracts with its employees; (iv) entered into any new or amended, or modified any existing collective bargaining Contract; (v) loaned any money; (vi) issued or contracted to issue any debt or guarantees of debt or otherwise pledged its credit other than in the ordinary course of business; (vii) created or permitted to exist any new Lien on its property or assets; (viii) entered into any joint venture, partnership or other arrangement for the conduct of its Business; (ix) declared or paid any dividend or other distribution in respect of shares of capital stock; (x) made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock, (xi) forgiven, released or compromised any indebtedness owed to the Company by any employee or other Person except upon full payment or, in the case of any customer, returns and allowances made in the ordinary course of business consistent with past practices; (xii) paid any pension amount not required to be paid under any employee benefit pension plan as described in Section 4.19 hereof; (xiii) purchased any assets or securities of any Person, other than in the ordinary course of business, (xiv) created any new subsidiaries; or (xv) waived any rights or amended, modified, canceled or terminated any Contract.

4.28

Employee Matters. Except for the employees listed on Schedule 4.28 and those employees designated by the Buyer on Schedule 4.28 whose employment is to be terminated prior to Closing, (i) none of the employees of the Company who are needed and necessary to operate and maintain the Business have been terminated, discharged or have resigned;              (ii) the Company and the Seller have discussed or will discuss with their employees the transactions contemplated by this SPA and all of the employees of the Company needed or necessary to operate the Business have expressed a desire or intent to accept employment with  the Buyer, if so offered; and (iii) the Company currently has a skilled and adequate workforce to operate the Business.

4.29

Cash Disbursements. The Seller and the Executives will not cause the Company to make any disbursements of cash or any assets of material value to Executives between the Signing Date and the Closing Date, other than (i) salary and reimbursement of expense in the ordinary course of the Business, and (ii) monthly principal and interest payments necessary to discharge the Assumed Company Debt.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants to the Company and the Seller as follows, as of the Closing Date:

5.01

Organization. (i) TVG is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and (ii) Iron Eagle is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.02

Authorization. Buyer has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this SPA, and has taken all necessary action to authorize the acquisition of the Shares under the terms and conditions of this SPA and to authorize the execution, delivery and performance of this Agreement. This SPA has been duly executed by the Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.03

Non-contravention. Neither the execution and the delivery of this SPA, nor the consummation of the Transaction will (i) violate the Securities Act, any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of their respective charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which either is bound or to which any of their respective assets is subject. Buyer covenants that it does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this SPA.

5.04

Litigation. There is no suit, litigation, administrative, or other Proceeding or governmental investigation pending or, to the Knowledge of Buyer, threatened which might, severally or in the aggregate, materially and adversely affect the financial condition or prospects of Buyer or its ability to pay or perform their respective obligations under the SPA or the other Contracts and Instruments contemplated hereunder.

5.05

Brokers. All negotiations relative to this SPA and the Transaction have been carried on by the Buyer without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

5.06

Obligation of Buyer to assist in the Operation the Business. Buyer and its officers, with the consent of the Executives as further described in the Employment Agreement(s), will provide guidance and support to assist in the growth and success of the Company which guidance and support shall include, but not be limited to: (i) targeting acquisitions, joint ventures and industry relationships, obtaining federal, state, and municipal contracts, increasing operational efficiencies, improving operational and financial controls, assisting in making decisions relating to employee salaries, bonuses, and retention, estimation of projects, making capital expenditures, increasing surety bonding program, reducing bonding and insurance costs, and generally providing guidance with respect to the overall health and direction of the Company. The Buyer further covenants and agrees that for the first seven (7) months after the Closing Date, Buyer will transfer no more than One Hundred Fifty Thousand ($150,000) Dollars from the Company to Iron Eagle, to be used for, solely, for expenses directly related to the public or private equity financing of the Transaction for the mutual benefit of the Seller, the Buyer, Iron Eagle and the Company.  Any amounts in excess thereof shall require the prior written consent of the Seller.

5.07   Pre-Qualification Representation. Buyer acknowledges and understands that the Company is a pre-qualified vendor with the New York City School Construction Authority (herein referred to as the “SCA”) and the New York City Mayor’s Office of Contract Services (herein referred to as the “MOCS”), and is dependent upon business derived therefrom for a substantial amount of income to the Company.  The Buyer further acknowledges and understands that, in the event the Transaction occurs, the Company is required to re-qualify as a vendor with the SCA and the MOCS and, in doing so, must disclose certain personal information relating to the principals of the Buyer.  As such, the Buyer represents to the Company that the Buyer knows of no reason why the Company would not receive pre-qualification from the SCA and the MOCS after disclosure of such personal information.

ARTICLE VI

POST CLOSING COVENANTS

6.01

Survival of Representations and Warranties. All representations and warranties made in this SPA or in any Exhibit, Schedule, Instrument, certificate or document delivered herewith or at the Closing shall survive until the fourth (4th) anniversary of the Closing Date.

6.02

Obligation of the Company and the Seller to Indemnify. The Company and the Seller hereby agree to jointly and severally indemnify, defend, save and hold the Buyer (and their respective members, managers, directors, officers, employees and agents) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (together “Losses”) incurred or sustained by such indemnified parties which arise out of or result from (i) the breach of any representation or warranty of the Company or the Seller set forth in Article IV, and (ii) the breach of or failure to perform any covenant of the Company and the Seller set forth in this SPA (including, but not limited to, any post-closing covenant). Notwithstanding the foregoing, (a) in no event will the Buyer be entitled to indemnification hereunder unless or until the aggregate Losses suffered by Buyer exceed One Hundred Fifty Thousand ($150,000.00) Dollars, whereupon all Losses suffered by Buyer shall be subject to indemnification hereunder.

6.03

Obligation of Buyer to Indemnify.  The Buyer hereby agrees to indemnify, defend, save and hold the Company, their respective members, managers, directors, officer, employees, agents and the Seller harmless from and against any and all Losses incurred or sustained by such indemnified parties which arise out of or results from (i) the breach of any representation or warranty of Buyer set forth Article V above; (ii) the breach of or failure to perform any covenant of the Buyer set forth in this SPA. Notwithstanding the foregoing, (a) in no event will the Company or the Seller be entitled to indemnification hereunder unless or until the aggregate Losses suffered by the Company and the Seller exceed One Hundred Fifty Thousand ($150,000.00) Dollars, whereupon all Losses suffered by Company and the Seller shall be subject to indemnification hereunder; and (b) in no event will the Buyer be obligated to pay Losses in an aggregate amount which exceeds the Purchase Price actually paid in cash to Seller hereunder.

6.04

Procedures for Indemnification of Third Party Claims. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from a party pursuant to this SPA, the party so served will notify the indemnifying party of the receipt thereof. The indemnifying party will have the right to participate in, or assume, at its own expense, the defense of any such claim or process (with counsel reasonably acceptable to the indemnified party) or settlement thereof. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expense incurred by the indemnified party in connection with such defense. Such defense will be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party will be advised promptly of all material developments. The indemnifying party will not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. With respect to any matter which is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, the amount of indemnification which the indemnified party will be entitled to receive will be reduced to an amount which the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof will be made without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

6.05

Exclusive Remedy.  In the absence of fraud or willful misconduct, the provisions of Sections 6.02, 6.03 and 6.04 shall be the exclusive remedy of the parties in the event of a breach of the representations, warranties or covenants set forth in this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 6.06 shall limit the right of a Party to seek and obtain the equity remedies of specific performance or temporary or permanent injunctive relief.

6.06

Further Assurances. Following the Closing, at the request of Buyer, the Company and the Seller shall execute and deliver to Buyer such further documents and take such reasonable action as may be necessary or appropriate to (i) confirm the sale, transfer, assignment, conveyance and delivery of the Shares; or (ii) vest in Buyer all of Seller’s right, title and interest in the Company.

6.07

Intentionally Omitted.

6.08

Post Closing Undertakings and Covenants.

(a)

Without in any way limiting the generality of Section 6.05, the Company and Seller agree that they will take all reasonable steps and cooperate with Buyer to:

(i)

Undertake to assist Buyer and take all reasonable steps to cause  any and all Consents necessary to assign and transfer to Buyer any and all Contracts, Permits, licenses and other approvals reasonably required by the Buyer to effectuate and consummate the transactions contemplated hereunder (including, but not limited to, those Consents, Permits and licenses listed on the Schedules hereto);

(ii)

Undertake and promptly obtain (at their expense) any and all Consents necessary or otherwise advisable to assign and transfer to Buyer any and all surety bonds covering ongoing or completed jobs;

(iii)

Undertake to deliver any Consent relating to debt of the Company or the Seller required by a change of control in Company; and

(iv)

Undertake to deliver any other consent required by a change of control in Company.

(b)

Seller agrees that if any Consent, Permit, license, bond or approval has not been obtained or, if any attempted assignment would be ineffective, or would materially impair the Buyer's rights and obligations under an assigned Contract, Permit, license, bond or approval, so that Buyer would not in effect acquire the benefit of any such asset, Seller, at the Buyer's option agrees to cooperate in assisting Buyer and assist Buyer in taking any and all steps necessary to assign such Contract, Permit, license or bond as Buyer may reasonably request.

ARTICLE VII

MISCELLANEOUS

7.01

Severability. If any provision of this SPA or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and/or unenforceable to any extent, the remainder of this SPA and/or the application of such provision to such person or circumstances (other than those to which it is so determined to be invalid and unenforceable) shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

7.02

Waivers. Any failure by any Party to comply with any of its obligations, agreements or covenants hereunder may be waived by the Company in the case of a default by the Buyer and by Buyer, in the case of a default by the Company or the Seller. The Buyer and the Company will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by the Buyer or the Company: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this SPA; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this SPA, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Company or a duly authorized officer of the Buyer, as the case may be. No single or partial exercise by the Buyer or the Company of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one (1) occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

7.03

Intentionally Omitted.

7.04

Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including by overnight courier service):

(a)

If to the Company or the Seller:

Tru-Val Electrical Corporation

205 South Newman Street

Hackensack, New Jersey 07601

Attention: Chris Totaro

Telephone: 201.498.9200

Facsimile:  201.498.9600

with a copy to:

Toscano & Associates

200 Old Country Road, Suite 100

Mineola, New York 11501

Attention: Thomas A. Toscano

Telephone: 516.741.9300

Facsimile:  516.741.5608

(b)

If to Buyer:

Iron Eagle Group, Inc.

61 West 62nd Street, Suite 23F

New York, New York 10023

Attention: Jason M. Shapiro

Telephone: 917.969.4845

              Facsimile:  917.591.6227

with a copy to:

Jody M Walker

Attorney at Law

7841 South Garfield Way

Centennial, Colorado  80122

(c)

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received.

7.05

Binding Effect. This SPA shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that nothing in this SPA shall be construed to confer any rights, remedies, obligations or liabilities on any Person other than the Parties hereto or their respective successors and assigns.

7.06

Entire Agreement. With the exception of that certain Letter of Intent, dated November 16, 2011 between Company and Iron Eagle (which shall continue in full force and effect in accordance with its terms notwithstanding this SPA), this SPA, together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this SPA. This SPA cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

7.07

Counterparts; Signatures. This SPA may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same document. The parties hereto and any third parties may rely upon machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

7.08

Headings. Headings of the sections in this SPA are for reference purposes only and shall not be deemed to have any substantive effect.

7.09

Assignment. This SPA may not be assigned by either party without the prior written consent of the other.

7.10

Applicable Law. THIS SPA SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

7.11

Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this SPA without the prior approval of the other Party, whose approval shall not be unreasonably denied; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

7.12

No Third Party Beneficiaries.  This SPA shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

7.13

Separate Legal Counsel.  Each of the Parties has had the opportunity to consult with its own legal counsel prior to signing and delivering this SPA, has read and understands such SPA and has signed and delivered the same with the intent to be legally bound hereby.

(Remainder of Page Intentionally Left Blank)

 IN WITNESS WHEREOF, the Parties hereto have executed this SPA on the date first set forth above.

BUYER:

Tru-Val Electric Group, LLC

By:

Name:

______________________________

Title:

______________________________

Iron Eagle Group, Inc.

By:

Name:

Edward English

Title:

Chief Executive Officer

SELLER:

____________________________________

Christopher Totaro, An Individual

COMPANY:

Tru-Val Electric Corp.

By:

Name:

Christopher Totaro

Title:

President

LIST OF ATTACHMENTS

Exhibits

Title

Exhibit A

Leases

Exhibit B

Opinion of Company’s Counsel

Exhibit C

Opinion of Buyer’s Counsel

Exhibit D

Certificate of Shares

Schedules

Schedule 2.02(a)

Assumed Company Debt

Schedule 4.01(b)

Organization

Schedule 4.01(c)

List of Officers, Directors and Employees

Schedule 4.03

Subsidiaries and Affiliates

Schedule 4.04

Financial Statements

Schedule 4.05

Undisclosed Liabilities

Schedule 4.06

No Material Adverse Change

Schedule 4.08

Real Property

Schedule 4.09

Title To Assets

Schedule 4.11

Insurance

Schedule 4.12

Intellectual Property

Schedule 4.13

Litigation

Schedule 4.14

Governmental and Other Consents

Schedule 4.15

Permits

Schedule 4.16

Compliance

Schedule 4.18

Additional Agreements, Contracts and Instruments

Schedule 4.19

Tru-Val 401(k) Plan

Schedule 4.20

Environmental Matters

Schedule 4.21

Customers and Suppliers

Schedule 4.22

Other Assets

Schedule 4.27

Prohibited Transactions

Schedule 4.28

Employee Matters

DISCLOSURE SCHEDULES

TO

SHAREHOLDER SPA

INTRODUCTION

The following Disclosure Schedules are provided by the Company and the Seller pursuant to the foregoing SPA.  They are qualified in their entirety by reference to the provisions of the SPA to which they are attached.  These Disclosure Schedules constitute representations or warranties of such party or parties only to the extent provided in the SPA. Inclusion of information herein shall not be construed as a representation that such information is material to the operations or financial condition of the Company. Unless otherwise provided in these Disclosure Schedules, capitalized terms set forth below have the meanings ascribed to them in the SPA.

Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the SPA to be reflected herein.  Such additional matters are set forth for informational purposes and do not necessarily include other matters of similar nature.  Descriptive headings have been inserted for convenience of reference only and shall to no extent have the effect of amending or changing the express terms of the SPA.  Matters disclosed in any particular section of the foregoing Disclosure Schedule for any purpose under the SPA shall be deemed to be disclosed for all purposes under the Agreement.

These Disclosure Schedules are incorporated by this reference into the SPA and made a part thereof.

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